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                                                                     EXHIBIT 5.1

                    [ ON THE LETTERHEAD OF ALLEN & GLEDHILL ]


Flextronics International Ltd.
11 Ubi Road 1, #07-01/02,
Meiban Industrial Building,
Singapore 408723.                                             23rd January, 2001

Dear Sirs,

                      REGISTRATION STATEMENT ON FORM S-8 OF
                 FLEXTRONICS INTERNATIONAL LTD. (THE "COMPANY")

1. At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission on or about 25th January, 2001 in connection with the registration under the Securities Act of 1933, as amended, of:-

        (a) an aggregate of 10,000,000 ordinary shares of S$0.01 each in the capital of the Company ("Ordinary Shares") (the "1993 SOP Option Shares") subject to issuance by the Company upon the valid exercise of subscription rights represented by outstanding share options granted under the Company's 1993 Share Option Plan (the "1993 SOP"); and

        (b) an aggregate of 800,000 Ordinary Shares (the "1997 ESPP Option Shares") subject to issuance by the Company upon the valid exercise of purchase rights represented by outstanding share options granted under the Company's 1997 Employee Share Purchase Plan (the "1997 ESPP"),

        (the 1993 SOP Option Shares and the 1997 ESPP Option Shares are hereinafter collectively referred to as the "Option Shares").

2. As your Singapore counsel, we have examined the proceedings taken by the Company in connection with:-

        (a)    the adoption of each of the 1993 SOP and the 1997 ESPP;

        (b) the increase in the maximum number of Ordinary Shares authorised for issuance under each of the 1993 SOP and the 1997 ESPP;

        (c) the procedures (as set out in the terms of the 1993 SOP and 1997 ESPP and as set out in the resolutions passed by the Board of Directors of the Company) for the exercise of the subscription/purchase rights represented by outstanding share options granted under each of the 1993 SOP and the 1997 ESPP respectively, and the allotment and issuance of new Ordinary Shares arising from the exercise of the subscription/purchase rights represented by outstanding share options granted under each of the 1993 SOP and the 1997 ESPP respectively (the "Company's Allotment Procedures"); and

        (d) the adjustment (as set out in the resolutions of the Board of Directors of the Company passed on 21st September, 2000) in (i) the number of Ordinary Shares subject to options or rights granted pursuant to each of the 1993 SOP and the 1997 ESPP


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               which are unexercised at the close of business on 22nd September,
               2000, the record date for the Company's one-for-one bonus issue (the "Record Date"), and (ii) the number of Ordinary Shares that will be reserved for issuance upon exercise of options or rights granted or to be granted pursuant to each of the 1993 SOP and the 1997 ESPP upon the close of business on the Record Date.

3. We have also made such other examinations of law and fact as we have considered necessary in order to form a basis for the opinion hereafter expressed.

4.      Based on the foregoing and assuming that:-

        (a) the total issued and paid-up share capital of the Company consequent upon the issue of the Option Shares from time to time will not exceed the authorised share capital of the Company at any time; and

        (b)    there shall be subsisting a valid authority given pursuant to
               Section 161 of the Singapore Companies Act, Chapter 50 in respect of the issue of the Option Shares from time to time,

        we are of the opinion that the Option Shares allotted and issued by the Company (i) upon the exercise of the subscription/purchase rights represented by outstanding share options granted under each of the 1993 SOP and the 1997 ESPP in accordance with their respective terms against full payment of the applicable exercise price, (ii) pursuant to the Company's Allotment Procedures, and (iii) represented by share certificates issued by the Company in respect of such Option Shares, will be legally issued and fully-paid.

5. We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement and any amendments thereto.


                                                   Yours faithfully,